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                                                                      EXHIBIT 12
PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
SEC FILING - FORM 10-Q - 2ND QTR 1999
EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

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
                                                           For the Three Months Ended                For the Six Months Ended
                                                      -------------------------------------    -------------------------------------
Ratio of earnings to Fixed Charges                        1999                     1998            1999                     1998
                                                      -------------            ------------    ------------            -------------
Earnings
     Net income                                               11.8                    14.4            24.9                     30.2
Adjustments:
     Income taxes                                              7.3                     9.1            15.4                     19.3
     Fixed charges (as below)                                 10.6                    10.9            21.2                     21.9
                                                      -------------            ------------    ------------            -------------
              Total adjusted earnings                         29.7                    34.4            61.5                     71.4
                                                      =============            ============    ============            =============


Fixed charges:  (a)
     Net interest expense                                     10.3                    10.7            20.5                     21.6
Adjustments:
     Interest component of rents                               0.0                     0.0             0.0                      0.0
     AFUDC debt                                                0.3                     0.2             0.7                      0.3
                                                      -------------            ------------    ------------            -------------
              Total fixed charges                             10.6                    10.9            21.2                     21.9
                                                      =============            ============    ============            =============


Ratio of earnings to fixed charges                             2.8                     3.2             2.9                      3.3
                                                      =============            ============    ============            =============

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